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                                   AGREEMENT

         AGREEMENT, dated as of May 13, 1998 (this "Agreement"), by and between Pivot Rules, Inc., a New York corporation ("Pivot Rules") and Kaufman Patricof Enterprises, a New York corporation ("KPE").

                                R E C I T A L S:

         WHEREAS, KPE is in the business of constructing websites; and

         WHEREAS, Pivot Rules desires to engage KPE to construct a commerce enabled, online retail site for Pivot Rules, and KPE desires to provide such services upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Services. KPE is hereby engaged to construct a commerce enabled, online retail site (the "Site") for Pivot Rules in accordance with the description, requisite functionality and timeline described on Schedule A attached hereto. Pivot Rules shall furnish to KPE a letter of confirmation at such time as Pivot Rules determines in its reasonable discretion that the Site has been completed and performs with the functionality set forth on Schedule A (the "Letter of Completion"). All services under the Agreement shall be performed by KPE, and KPE shall not engage any other person to perform such activities without the prior consent of Pivot Rules.

         2. Timing. It is acknowledged that KPE has already commenced the preparatory work for this engagement. KPE shall use its best efforts to complete the Site by August 3, 1998.

         3. Compensation. In consideration of the services to be rendered by KPE hereunder, Pivot Rules shall pay to KPE the sum of $100,000 in cash and $71,150 in consideration payable in the form of common stock, $.01 par value ("Common Stock") of Pivot Rules, valued at the last reported sales price of the Common Stock as reported on The Nasdaq SmallCap Market on May 12, 1998. The cash consideration shall be payable as follows: (i) $50,000 shall be payable simultaneously with the execution of this Agreement, (ii) $42,787.50 shall be payable on June 1, 1998 and (iii) $7,212.50 shall be payable on July 1, 1998. The Common Stock consideration shall be delivered to KPE on the date hereof, but half of such shares of Common Stock shall not vest until July 1, 1998 and the remaining half of such shares of Common Stock shall not vest until the Letter of Completion is delivered, all of which shall be forfeitable on the terms of Section 8 hereof. Prior to vesting, KPE shall have no right to dispose of the Common Stock and shall be voted in the same way as a majority of the shares of Common Stock are voted on any matter put to a vote of the shareholders of Pivot Rules.

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         4.    Representations, Warranties and Covenants.

               (a)   KPE represents, warrants and covenants as follows:

                     (i) KPE has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of KPE. This Agreement has been duly executed and delivered by KPE and constitutes the legal, valid and binding obligation of KPE, enforceable against KPE in accordance with its terms, except as may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency laws and by other laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies.

                     (ii) No consent, approval, order or authorization of any third party (including any federal, state or local governmental authority) is required by or with respect to KPE to validly execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                     (iii) KPE is an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and it is acquiring the Common Stock for its own account for investment and not with a view to the distribution thereof or with any present intention of distribution or selling any of the Common Stock except in compliance with the Securities Act. KPE understands and agrees that the Common Stock has not been registered under the Securities Act and the Common Stock may be sold only if registered pursuant to the provisions thereunder or if an exemption from registration is available. The Common Stock issued pursuant to this Agreement shall be stamped or otherwise imprinted with a legend to such effect.

                     (iv) KPE agrees to work with Pivot Rules in identifying and seeking to ensure Year 2000 compliance of the Site.

               (b) Pivot Rules represents and warrants as follows:

                     (i) Pivot Rules has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Pivot Rules. This Agreement has been duly executed and delivered by Pivot Rules and constitutes the legal, valid and binding obligation of Pivot Rules, enforceable against Pivot Rules in accordance with its terms, except as may be limited by bankruptcy, reorganization,

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moratorium, fraudulent conveyance and insolvency laws and by other laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies.

                     (ii) No consent, approval, order or authorization of any third party (including any federal, state or local governmental authority) is required by or with respect to Pivot Rules to validly execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         5. Registration. Pivot Rules will use its best efforts to register, at its own expense (except for underwriting discounts or brokerage commissions and fees of counsel to KPE, if any), the shares of Common Stock issuable to KPE hereunder with the Securities and Exchange Commission as soon as practicable following the vesting of the Common Stock as provided in Section 3 hereof. Until the date of delivery of the Letter of Completion, KPE will not sell, transfer, assign or otherwise dispose of any of its shares of Common Stock and thereafter will not sell, transfer, assign or otherwise dispose of more than 10,000 shares of Common Stock in any calendar month without the prior written consent of Pivot Rules unless at the time of such sale, transfer, assignment or disposition the market price of such shares of Common Stock is less than $1.00 per share.

         6. Maintenance; Future Development. Any maintenance to be performed with regard to the Site after the delivery of the Letter of Completion shall be at the sole responsibility and cost of Pivot Rules. KPE and Pivot Rules agree that KPE's compensation for any subsequent development of the Site shall be equally split between cash and shares of Common Stock.

         7. Indemnification. Pivot Rules hereby agrees to indemnify and hold harmless KPE and its officers, directors, shareholders, attorneys, agents and successors and assigns from and against any and all damages, costs and expenses (including legal fees) resulting from the use of the Site by Pivot Rules, unless caused by the gross negligence or willful misconduct of KPE or the breach by KPE of the intellectual property rights of any third party. KPE hereby agrees to indemnify and hold harmless Pivot Rules and its officers, directors, shareholders, attorneys, agents and successors and assigns from and against any and all damages, costs and expenses (including legal fees) resulting from (x) the gross negligence or willful misconduct of KPE in the performance of its services hereunder or (y) the breach by KPE of the intellectual property rights of any third party.

         8. Termination. In the event that Pivot Rules elects to terminate this Agreement for any reason on or prior to May 31, 1998, Pivot Rules shall not be obligated to make any further payments to KPE, and the shares of Common Stock issued to KPE hereunder shall immediately be forfeited by KPE and returned to Pivot Rules. In the event of any such termination, KPE shall be entitled to retain the $50,000 paid by Pivot Rules to KPE in accordance with Section 3 upon the execution of this Agreement. In the event of termination of this Agreement on or prior to such date, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto. Neither party may terminate this Agreement after May 31, 1998, except on the basis of a material breach of this Agreement, which shall require notice and 10 business days to cure.

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         9. Further Assurances. Each party hereto shall perform such further acts and execute such further documents as may be required to carry out the provisions of this Agreement.

         10. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and successors. This Agreement shall not be assignable by KPE.

         11. Relationship. In performing the services provided for hereunder, KPE is acting as an independent contractor, and KPE shall not be deemed by virtue of this Agreement to be the servant, agent or employee of the Company for any purpose whatsoever.

         12. Entire Agreement; Termination of Prior Agreements. This Agreement contains the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements or understandings between the parties related to such matters.

         13. Headings. The headings contained in this Agreement are intended solely for convenience of reference and shall not affect in any way the meaning or interpretation of this Agreement.

         14. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

               if to Pivot Rules:

                     Pivot Rules, Inc.
                     42 West 39th Street
                     New York, New York 10018
                     Fax:  212-869-6923

                     with a copy to:

                     Shereff, Friedman, Hoffman & Goodman, LLP
                     919 Third Avenue
                     New York, New York  10022
                     Attention: Richard A. Goldberg, Esq.
                     Fax: 212-758-9526

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               if to KPE:

                     Kaufman Patricof Enterprises
                     875 Third Avenue
                     New York, NY 10022
                     Attention:  Mark Patricof
                     Fax:  212-303-7670

or such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the other party hereto.

         15. Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

         16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

         17. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York without regard to principles of conflict of laws.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                            PIVOT RULES, INC.

                                            By: /s/ E. Kenneth Seiff
                                                --------------------

                                                Name:  E. Kenneth Seiff
                                                Title:  President

                                            KAUFMAN PATRICOF ENTERPRISES

                                            By: /s/ Mark Patricof
                                                --------------------
                                            Name: Mark Patricof
                                            Title:   President

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